Exhibit 99.1
Thryv Achieves SaaS Revenue Growth of 34% in Full Year 2025, Shifts Focus to AI-Enabled "Market, Sell, Grow" Platform to Empower SMBs

–Q4 SaaS Revenue Grows to over 62% of Total Revenue
–2025 SaaS Adjusted EBITDA Margin Expands 400 Basis Points Year-Over-Year
–Q4 SaaS Monthly ARPU Increases 15% Year-Over-Year to $373
–Q4 Marketing Center Revenue Growth of Over 50% Year-Over-Year

DALLAS, February 26, 2026 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported an increase in SaaS revenue of 14% year-over-year in the fourth quarter of 2025 and grew 34% year-over-year for the full year 2025.

Fourth Quarter Financial 2025 Highlights:
•SaaS revenue was $119.0 million, a 14.1% increase year-over-year
•SaaS revenue excluding Keap was $102.8 million, a 13.1% increase year-over-year
•Marketing Services revenue was $72.6 million, an 11.7% decrease year-over-year
•Consolidated total revenue was $191.6 million, an increase of 2.7% year-over-year
•Consolidated net loss was $9.7 million, or $(0.22) per diluted share; compared to net income of $7.9 million, or $0.19 per diluted share, for the fourth quarter of 2024
•Consolidated Adjusted EBITDA was $38.9 million, representing an Adjusted EBITDA margin of 20.3%
•SaaS Adjusted EBITDA was $20.0 million, representing an Adjusted EBITDA margin of 16.8%
•Marketing Services Adjusted EBITDA was $18.8 million, representing an Adjusted EBITDA margin of 25.9%
•Consolidated Gross Profit was $130.3 million
•Consolidated Adjusted Gross Profit1 was $133.6 million
•SaaS Gross Profit was $81.7 million, representing a Gross Margin of 68.7%
•SaaS Adjusted Gross Profit1 was $83.8 million, representing an Adjusted Gross Margin of 70.4%

Full-Year 2025 Financial Highlights:
•SaaS revenue was $461.0 million, a 34.2% increase year-over-year
•SaaS revenue excluding Keap was $391.4 million, an 18.6% increase year-over-year
•Marketing Services revenue was $324.0 million, a 32.6% decrease year-over-year
•Consolidated total revenue was $785.0 million, a decrease of 4.7% year-over-year
•Consolidated net income was $0.3 million, or $0.01 per diluted share, compared to net loss of $74.2 million, or $(2.00) per diluted share, for last year
•Consolidated Adjusted EBITDA was $151.8 million, representing an Adjusted EBITDA margin of 19.3%
1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

•SaaS Adjusted EBITDA was $73.8 million, representing an Adjusted EBITDA margin of 16.0%
•Marketing Services Adjusted EBITDA was $78.0 million, representing an Adjusted EBITDA margin of 24.1%
•Consolidated Gross Profit was $532.7 million
•Consolidated Adjusted Gross Profit1 was $548.2 million
•SaaS Gross Profit was $325.8 million, representing a Gross Margin of 70.7%
•SaaS Adjusted Gross Profit1 was $335.0 million, representing an Adjusted Gross Margin of 72.7%
•Operating cash flow was $63.5 million
•Free cash flow2 was $31.1 million
Recent Business Highlights and Metrics
•Quality customers3 (defined as those contributing more than $400 in monthly recurring revenue) accounted for 69% of SaaS revenue3 in the fourth quarter of 2025
•SaaS clients were 100 thousand at the end of the fourth quarter of 2025
•Seasoned Net Revenue Retention4 was 94% as of December 31, 2025
•SaaS monthly Average Revenue per Unit (“ARPU”)5 was $373 for the fourth quarter of 2025, an increase of 15% year-over-year
•In the fourth quarter of 2025, Marketing Center revenue increased 56% year-over-year
•For 2025, Marketing Center revenue increased over 100% year-over-year

“We delivered solid full-year 2025 results, with SaaS revenue growth of 34% year-over-year and SaaS Adjusted EBITDA margin of 16.0%,” said Joe Walsh, Thryv Chairman and CEO. “During the year, we have successfully transitioned from legacy print and marketing services into a leading SMB software company, with SaaS revenue now contributing over 62% of total revenue. Looking ahead, we are shifting to a unified growth offering enabled by AI—the Thryv Platform—designed to help small businesses market, sell, and grow.”
Earnings Conference Call Information
Thryv will host a conference call on Thursday, February 26, 2026 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth quarter 2025 results and outlook.

To listen to this conference call, please use this link. After registering, a confirmation email will be sent, including access details. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

2 Defined as net cash provided by operating activities minus additions to fixed assets and capitalized software.
3 Excludes customers and revenue attributed to the Keap acquisition.
4 Seasoned NRR is calculated by dividing the revenue of all clients that have had one or more SaaS offerings for at least two years as of the last month of the year or quarter, as applicable, by the same clients' revenue one year ago. Seasoned NRR excludes clients acquired in the Keap acquisition.
5 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a weighted-average calculation and inclusive of the impact from the Keap acquisition.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$191,619	$186,596	$785,015	$824,156
Cost of services	61,282	63,569	252,305	286,919
Gross profit	130,337	123,027	532,710	537,237

Operating expenses:
Sales and marketing	52,146	61,534	225,692	254,433
Research and development	9,473	6,628	39,111	15,713
General and administrative	58,554	62,067	211,198	217,296
Impairment charges	—	—	—	83,094
Total operating expenses	120,173	130,229	476,001	570,536

Operating income (loss)	10,164	(7,202)	56,709	(33,299)
Other income (expense):
Interest expense	(5,548)	(4,940)	(23,430)	(36,494)
Interest expense, related party	(2,600)	(4,783)	(11,328)	(10,277)
Net periodic pension (cost) benefit	(6,606)	29,549	(8,817)	24,806
Other income (expense)	278	(3,163)	3,909	(10,734)
(Loss) income before income tax expense	(4,312)	9,461	17,043	(65,998)
Income tax expense	(5,348)	(1,578)	(16,736)	(8,218)
Net (loss) income	$(9,660)	$7,883	$307	$(74,216)
Other comprehensive (loss) income:
Foreign currency translation adjustment, net of tax	(39)	(882)	(570)	250
Comprehensive (loss) income	$(9,699)	$7,001	$(263)	$(73,966)

Net (loss) income per common share:
Basic	$(0.22)	$0.19	$0.01	$(2.00)
Diluted	$(0.22)	$0.19	$0.01	$(2.00)

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	43,579,557	40,579,831	43,621,796	37,142,271
Diluted	43,579,557	41,901,138	44,476,869	37,142,271

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$10,752	$16,311
Accounts receivable, net of allowance of $13,830 in 2025 and $13,051 in 2024	136,394	161,620
Contract assets, net of allowance of $2 in 2025 and $29 in 2024	411	2,127
Taxes receivable	8,134	6,218
Prepaid expenses	10,939	13,923
Deferred costs	11,548	8,402
Other current assets	679	2,119
Total current assets	178,857	210,720
Fixed assets and capitalized software, net	50,885	44,478
Goodwill	253,809	253,318
Intangible assets, net	25,929	34,259
Deferred tax assets	133,221	143,495
Other assets	45,886	25,895
Total assets	$688,587	$712,165

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,764	$13,011
Accrued liabilities	91,246	95,462
Current portion of unrecognized tax benefits	28,303	26,196
Contract liabilities	28,875	40,315
Current portion of Term Loan	10,500	7,875
Current portion of Term Loan, related party	7,000	5,250
Other current liabilities	3,905	8,151
Total current liabilities	179,593	196,260
Term Loan, net	125,419	146,885
Term Loan, net, related party	85,448	100,436
ABL Facility	25,120	23,891
Pension obligations, net	44,171	38,014
Other liabilities	10,697	9,759
Total long-term liabilities	290,855	318,985
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 72,002,129 shares issued and 43,815,268 shares outstanding at December 31, 2025; and 70,556,740 shares issued and 43,033,960 shares outstanding at December 31, 2024	720	706
Additional paid-in capital	1,303,144	1,272,476
Treasury stock - 28,186,861 shares at December 31, 2025 and 27,522,780 shares at December 31, 2024	(498,103)	(488,903)
Accumulated other comprehensive loss	(15,511)	(14,941)
Accumulated deficit	(572,111)	(572,418)
Total stockholders' equity	218,139	196,920
Total liabilities and stockholders' equity	$688,587	$712,165

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$307	$(74,216)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,459	52,789
Amortization of deferred commissions	14,634	18,283
Amortization of debt issuance costs	3,236	4,022
Deferred income taxes	10,625	(5,270)
Provision for credit losses and service credits	17,703	22,508
Stock-based compensation expense	25,250	24,118
Net periodic pension cost (benefit)	8,817	(24,806)
Impairment charges	—	83,094
(Gain) loss on foreign currency exchange rates	(3,509)	4,096
Loss on early extinguishment of debt	—	6,638
Other	416	(3,166)
Changes in working capital items, excluding acquisitions:
Accounts receivable	(9,848)	23,167
Contract assets	1,716	782
Prepaid expenses and other assets	(14,524)	1,139
Accounts payable and accrued liabilities	(12,731)	(26,526)
Contract liabilities	(12,433)	(8,625)
Other liabilities	(5,590)	(8,244)
Net cash provided by operating activities	63,528	89,783

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(32,390)	(33,537)
Acquisition of a business, net of cash acquired	(143)	(76,887)
Net cash used in investing activities	(32,533)	(110,424)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	206,220
Proceeds from Term Loan, related party	—	137,480
Payments of Term Loan	(21,000)	(356,618)
Payments from Term Loan, related party	(14,000)	(31,500)
Proceeds from ABL Facility	375,519	329,004
Payments of ABL Facility	(374,291)	(353,957)
Principal payments on finance lease obligations	(934)	—
Debt issuance costs	—	(5,480)
Repurchases of common stock	(4,999)	(499)
Proceeds from common stock offering, net of offering expenses	—	87,402
Other	1,231	7,164
Net cash (used in) provided by financing activities	(38,474)	19,216
Effect of exchange rate changes on cash, cash equivalents and restricted cash	587	(1,344)
Decrease in cash, cash equivalents and restricted cash	(6,892)	(2,769)
Cash, cash equivalents and restricted cash, beginning of period	17,761	20,530
Cash, cash equivalents and restricted cash, end of period	$10,869	$17,761

Supplemental Information
Cash paid for interest	$31,581	$44,018
Cash paid for income taxes, net	$5,202	$15,413

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended December 31,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$118,990	$104,305	$14,685	14.1%
Marketing Services	72,629	82,291	(9,662)	(11.7)%
Total Revenue	$191,619	$186,596	$5,023	2.7%

Adjusted EBITDA
SaaS	$20,043	$17,276	$2,767	16.0%
Marketing Services	18,837	12,104	6,733	55.6%
Consolidated Adjusted EBITDA	$38,880	$29,380	$9,500	32.3%

	Years Ended December 31,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$461,027	$343,476	$117,551	34.2%
Marketing Services	323,988	480,680	(156,692)	(32.6)%
Total Revenue	$785,015	$824,156	$(39,141)	(4.7)%

Adjusted EBITDA
SaaS	$73,842	$41,190	$32,652	79.3%
Marketing Services	78,004	121,241	(43,237)	(35.7)%
Consolidated Adjusted EBITDA	$151,846	$162,431	$(10,585)	(6.5)%

The following tables present reconciliations of SaaS revenue for the Company to SaaS revenue excluding Keap and Keap SaaS revenue:

	Three Months Ended December 31,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$118,990	$104,305
Less:
Keap SaaS Revenue	16,219	13,419
SaaS Revenue (excluding Keap)	$102,771	$90,886

	Years Ended December 31,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$461,027	$343,476
Less:
Keap SaaS Revenue	69,596	13,419
SaaS Revenue (excluding Keap)	$391,431	$330,057

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense (benefit), Depreciation and amortization expense, Restructuring and integration expenses, Loss on early extinguishment of debt, Stock-based compensation expense, Impairment charges, and other non-operating expenses, such as Net periodic pension cost (benefit), and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense. We define Free Cash Flow as net cash provided by operating activities minus additions to fixed assets and capitalized software.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (loss):

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA
Net (loss) income	$(9,660)	$7,883	$307	$(74,216)
Interest expense	8,148	9,723	34,758	46,771
Depreciation and amortization expense	8,137	11,645	39,459	52,789
Stock-based compensation expense	5,698	6,465	25,250	24,118
Restructuring and integration expenses (1)	12,634	15,018	28,180	32,697
Income tax expense	5,348	1,578	16,736	8,218
Transaction costs (2)	—	3,439	—	5,145
Net periodic pension cost (benefit) (3)	6,606	(29,549)	8,817	(24,806)
Loss on early extinguishment of debt (4)	—	—	—	6,638
Impairment charges	—	—	—	83,094
Other (5)	1,969	3,178	(1,661)	1,983
Adjusted EBITDA	$38,880	$29,380	$151,846	$162,431
(1)For the years ended December 31, 2025 and 2024, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, costs associated with abandoned facilities, and system consolidation costs. For more information on our restructuring and integration expenses, please see our 2025 Annual Report on Form 10-K.
(2)Expenses related to the Keap Acquisition.
(3)Net periodic pension cost (benefit) is primarily from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(4)In connection with the debt refinancing completed on May 1, 2024, the Company recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on the Company's Prior Term Loan and Prior ABL Facility. See Note 10, Debt Obligations, to our consolidated financial statements included in Part I, Item 1 in our 2025 Annual Report on Form 10-K for more information.
(5)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross Profit and Gross Margin:

	Three Months Ended December 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$81,736	$48,601	$130,337
Plus:
Depreciation and amortization expense	1,949	1,183	3,132
Stock-based compensation expense	90	47	137
Adjusted Gross Profit	$83,775	$49,831	$133,606
Gross Margin	68.7%	66.9%	68.0%
Adjusted Gross Margin	70.4%	68.6%	69.7%

	Three Months Ended December 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$76,231	$46,796	$123,027
Plus:
Depreciation and amortization expense	2,830	1,837	4,667
Stock-based compensation expense	108	47	155
Adjusted Gross Profit	$79,169	$48,680	$127,849
Gross Margin	73.1%	56.9%	65.9%
Adjusted Gross Margin	75.9%	59.2%	68.5%

	Year Ended December 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$325,824	$206,886	$532,710
Plus:
Depreciation and amortization expense	8,785	6,133	14,918
Stock-based compensation expense	352	251	603
Adjusted Gross Profit	$334,961	$213,270	$548,231
Gross Margin	70.7%	63.9%	67.9%
Adjusted Gross Margin	72.7%	65.8%	69.8%

	Year Ended December 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$238,222	$299,015	$537,237
Plus:
Depreciation and amortization expense	8,600	12,406	21,006
Stock-based compensation expense	336	327	663
Adjusted Gross Profit	$247,158	$311,748	$558,906
Gross Margin	69.4%	62.2%	65.2%
Adjusted Gross Margin	72.0%	64.9%	67.8%

The following tables set forth reconciliations of Free Cash Flow to its most directly comparable GAAP measure, Net cash provided by operating activities:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Reconciliation of Free Cash Flow
Net cash provided by operating activities	$22,207	$26,143	$63,528	$89,783
Additions to fixed assets and capitalized software	(9,899)	(8,807)	(32,390)	(33,537)
Free Cash Flow	$12,308	$17,336	$31,138	$56,246

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended December 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$118,990	$72,629	$191,619
Net Loss			(9,660)
Net Loss Margin			(5.0)%
Adjusted EBITDA	20,043	18,837	38,880
Adjusted EBITDA Margin	16.8%	25.9%	20.3%

	Three Months Ended December 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$104,305	$82,291	$186,596
Net Income			7,883
Net Income Margin			4.2%
Adjusted EBITDA	17,276	12,104	29,380
Adjusted EBITDA Margin	16.6%	14.7%	15.7%

	Year Ended December 31, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$461,027	$323,988	$785,015
Net Income			307
Net Income Margin			—%
Adjusted EBITDA	73,842	78,004	151,846
Adjusted EBITDA Margin	16.0%	24.1%	19.3%

	Year Ended December 31, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$343,476	$480,680	$824,156
Net Loss			(74,216)
Net Loss Margin			(9.0)%
Adjusted EBITDA	41,190	121,241	162,431
Adjusted EBITDA Margin	12.0%	25.2%	19.7%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products; sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, including our October 2024 acquisition of Keap, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications;

our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws, regulations or audit outcomes or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv (NASDAQ: THRY) is an AI-enabled global marketing platform that helps small businesses (SMBs) get found online faster, win more customers, and drive repeat business. Thryv software offers SMBs AI-driven lead insights, automated customer follow‑up and payment processing, an AI-enabled CRM and a suite of additional solutions. Thryv is making growth‑focused AI tools accessible to the plumber, salon owner, contractor, lawyer, accountant and more. Over 200K+ businesses globally use Thryv to market, sell, and grow. For more information, visit www.thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
  ###